UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

HUNTWICKE CAPITAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54379	81-3957913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7 Grove Street, Topsfield, MA	01983
(Address of principal executive offices)	(Zip Code)

(978) 887-5981

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 5, 2017 and September 6, 2017, the management and the Board of Directors (the “Board”) of Huntwicke Capital Group Inc. (the “Company”), concluded that the Company’s previously issued financial statements for the quarter ended October 31, 2016 and January 31, 2017, respectively, (the “Restated Periods”) should no longer be relied upon because the Company has determined that due to Common Control accounting procedures under rule ASC 805-50 and the guidance therein, our financials should be amended to include the new assets contributed to Huntwicke over the time periods under common control and in the resulting year to year comparisons.

The Company plans to file an amendment to the original respective Form 10-Q’s to restate the financial statements for the Restated Periods to reflect such adjustments regarding the restated transactions.

Our management has concluded that there are material weaknesses in internal controls over financial reporting, as we did not maintain effective controls over the selection and application of accounting principles generally accepted in the United States (“GAAP”) related to an accounting treatment of a capital transaction resulting from an extinguishment between related entities. Specifically, the members of our management team with the requisite level of accounting knowledge, experience and training commensurate with our financial reporting requirements did not analyze certain accounting issues at the level of detail required to ensure the proper application of GAAP in certain circumstances.

The Company’s management and Board have discussed the matters disclosed herein with Liggett and Webb, P.A., the Company’s former independent registered public accounting firm and Moody, Famiglietti & Andronico, LLP., the Company’s new independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTWICKE CAPITAL GROUP INC.

Date: September 11, 2017	By:	/s/ Brian Woodland
Brian Woodland President

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